As filed with the Securities and Exchange Commission on August 3, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLEGHENY ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Maryland	13-5531602
(State of incorporation)	(I.R.S. Employer Identification No.)

800 Cabin Hill Drive

Greensburg, Pennsylvania 15601-1689

Telephone: (724) 837-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David M. Feinberg

Vice President and General Counsel

800 Cabin Hill Drive

Greensburg, Pennsylvania 15601-1689

Telephone: (724) 837-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kristen L. Stewart

Paul C. Cancilla

K&L Gates LLP

535 Smithfield Street

Pittsburgh, Pennsylvania 15222-2312

Telephone: (412) 355-6500

Approximate Date Of Commencement of Proposed Sale To The Public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Debt Securities
Common Stock, $1.25 par value per share
Warrants
Purchase Contracts
Purchase Units
Trust Preferred Securities (3)
Guarantee of Trust Preferred Securities (4)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in purchase units.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of the registration fee.
(3)	The trust preferred securities may be issued by trusts that the Registrant may form in the future.
(4)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of the guarantees.

PROSPECTUS

Debt Securities

Common Stock

Warrants

Purchase Contracts

Purchase Units

Trust Preferred Securities

Guarantees of Trust Preferred Securities

We may offer from time to time, in one or more offerings, debt securities, common stock, warrants, purchase contracts or purchase units. Trusts that we may form in the future may also offer trust preferred securities, which we will guarantee. The securities may be offered separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more offerings.

In addition, our security holders may offer our securities, including common stock issued upon exercise of vested options and warrants held by such security holders. We will not receive any of the proceeds from the sale of our securities by our security holders.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “AYE.”

We will provide the specific terms of any securities we offer in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.

Investing in our securities involves certain risks. We urge you to read carefully the information included or incorporated by reference in this prospectus and any applicable prospectus supplement for a discussion of factors you should consider before deciding to invest in any securities offered by this prospectus. See “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 3, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. By using this process, we and trusts that we may form in the future may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. Our security holders may also sell our securities in one or more offerings from time to time.

This prospectus only provides you with a general description of the securities we, the trusts or any selling security holder may offer. Each time we, the trusts or any security holder sell securities, we or the trusts will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” before deciding to invest in any of the securities being offered.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. The exhibits contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities being offered, you should review the full text of these contracts and documents. These summaries are qualified in all respects by reference to all of the provisions contained in the applicable contract or document. The registration statement and its exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Allegheny Energy,” “the Company,” “we,” “us” and “our” are to Allegheny Energy, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our common stock is listed and traded on the NYSE. You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005.

We will also provide to you, at no cost, a copy of any document incorporated by reference in this prospectus and the applicable prospectus supplement, as well as a copy of the registration statement of which this prospectus is a part and its exhibits. You may request copies of these filings from us by mail at the following address, or by telephone at the following telephone number:

Allegheny Energy, Inc.

800 Cabin Hill Drive

Greensburg, Pennsylvania 15601

Attention: Investor Relations

Telephone: (724) 837-3000

Information about us, including our SEC filings, is also available at our Internet web site at http://www.alleghenyenergy.com. However, the information on our Internet web site is not a part of this prospectus or any prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and certain information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus: (i) the description of our common stock contained in our current report on Form 8-K filed with the SEC on August 3, 2009; (ii) the documents listed below; and (iii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before the termination of the offering under this prospectus, except as noted in the paragraph below:

Our SEC Filings (File No. 1-267)	Period for or Date of Filing
Annual Report on Form 10-K	Year Ended December 31, 2008

Quarterly Report on Form 10-Q	Quarter Ended March 31, 2009

Current Reports on Form 8-K	May 6, May 26, July 10 and July 10, 2009

We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules, including any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K.

ALLEGHENY ENERGY, INC.

We are the parent holding company of an integrated energy business. Through our operating subsidiaries, we own and operate electric generating facilities and deliver electric to customers in Pennsylvania, West Virginia, Maryland and Virginia.

Our delivery and services segment is comprised principally of our regulated electric transmission and distribution (“T&D”) operations. The principal subsidiaries operating in this segment are Monongahela Power Company (“Monongahela”), The Potomac Edison Company (“Potomac Edison”), West Penn Power Company (“West Penn,” and, together with Monongahela and Potomac Edison, the “Distribution Companies”), Trans-Allegheny Interstate Line Company (“TrAIL Company”) and Potomac-Appalachian Transmission Highline, LLC (“PATH, LLC”).

Each of the Distribution Companies is a regulated electric public utility company doing business under the Allegheny Power trade name. West Penn serves customers in southwestern, south-central and northern Pennsylvania. Monongahela serves customers in northern West Virginia. Potomac Edison serves customers in portions of West Virginia and Maryland. Potomac Edison also conducts T&D operations in Virginia, but in May 2009 entered into definitive agreements to sell its distribution operations in Virginia. With the exception of Monongahela’s West Virginia jurisdictional generating assets (which are included in the generation and marketing segment), the Distribution Companies do not produce their own power.

TrAIL Company was formed in 2006 in connection with the construction, management and financing of transmission expansion projects, including the Trans-Allegheny Interstate Line, or “TrAIL,” a new 500 kilovolt transmission line that will extend from southwestern Pennsylvania through West Virginia to a point of interconnection with Virginia Electric and Power Company in northern Virginia.

PATH, LLC, which is a series limited liability company that is owned in part by one of our subsidiaries and in part by a subsidiary of American Electric Power Company, was formed in 2007 in connection with the construction, management and financing of the Potomac-Appalachian Transmission Highline, or “PATH,” a new 765 kilovolt transmission line that is proposed to extend across West Virginia and into Maryland.

Our generation and marketing segment develops, owns, operates and manages regulated and unregulated electric generating capacity, including approximately 9,743 megawatts of aggregate generating capacity. Our generation fleet is comprised of coal-fired, gas-fired, oil-fired, pumped-storage and hydro facilities, including ten “supercritical” (utilizing steam pressure in excess of 3,200 pounds per square inch) coal-fired generating units at four facilities. We conduct the operations of this segment principally through three of our subsidiaries: Allegheny Energy Supply Company, LLC (“AE Supply”), Monongahela and Allegheny Generating Company (“AGC”). AE Supply is an unregulated energy company that owns, operates and manages electric generation facilities and also purchases and sells energy and energy-related commodities. Monongahela’s West Virginia jurisdictional generating assets are also included in this segment. AE Supply and Monongahela co-own AGC, whose sole asset is a 40% undivided interest in a pumped-storage hydroelectric station in Bath County, Virginia.

Our principal executive offices are located at 800 Cabin Hill Drive, Greensburg, Pennsylvania 15601, and our telephone number is 724-837-3000.

THE TRUSTS

We may form Delaware statutory trusts, each pursuant to a declaration of trust or similar instrument to be executed by us as sponsor for each trust and their respective trustees. We refer to the trusts, whether one or more, collectively as the trusts. The declaration of trust for each of the trusts, substantially in the form incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, sets forth the terms and conditions under which the trusts will issue and sell their preferred securities.

Unless an applicable prospectus supplement provides otherwise, each trust exists solely to:

•

issue and sell trust preferred securities, which represent preferred undivided beneficial ownership interests in the trust’s assets, and invest the proceeds in debt securities issued by Allegheny Energy;

•	issue to Allegheny Energy trust common securities and invest the proceeds in additional debt securities issued by Allegheny Energy; and

•	engage in other activities that are necessary, convenient or incidental to the foregoing.

None of the trusts will borrow money, issue debt, reinvest proceeds derived from investments, pledge any of its assets, nor otherwise undertake or permit to be undertaken any activity that would cause it to not be classified as a grantor trust for United States federal income tax purposes.

We will own all of the common securities of the trusts. As the holder of the common securities of the trusts, we will receive payments that will be made on a ratable basis with the trust preferred securities. However, our right to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the right of the holders of the trust preferred securities if there is a continuing event of default under the declaration of trust. We will acquire common securities of the trusts having an aggregate liquidation amount equal to the percentage set forth in the applicable prospectus supplement of the total capital of each trust. Each trust will have a set term, but may end earlier if its declaration of trust so provides. We will pay all fees and expenses related to each trust and the offering of the trust preferred securities by each trust. The principal place of business of each trust will be c/o Allegheny Energy, Inc., 800 Cabin Hill Drive, Greensburg, Pennsylvania 15601, and the telephone number will be 724-837-3000.

The trustees of each trust will conduct the business and affairs of their respective trusts. The trustees’ duties and obligations will be governed by the declaration of trust of their respective trust. As the holder of common securities of the trusts, we will be entitled to appoint, remove, replace, or change the number of trustees for each trust. Each trust will include the following trustees:

•	at least one regular trustee, which is a person who is an employee or officer of or who is affiliated with us;

•

at least one property trustee, which is a financial institution that is not affiliated with us and which will act as property trustee and indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended, pursuant to the terms described in an applicable prospectus supplement; and

•

at least one Delaware trustee, which is an individual resident of, or a legal entity with a principal place of business in, the State of Delaware, unless the trust’s property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.

The trustees of each trust are collectively referred to as the trustees.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2008 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which are incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus, information incorporated by reference in this prospectus, and any applicable prospectus supplement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “anticipates,” “expects,” “projects,” “intends,” “plans,” “believes,” “should,” “will” and other words and terms of similar substance used in connection with discussions of future plans, actions or events identify forward-looking statements. These include statements with respect to:

•

regulatory matters, including but not limited to environmental regulation, state rate regulation, and the status of retail generation service supply competition in states served by the Distribution Companies;

•	financing plans;

•	market demand and prices for energy and capacity;

•	the cost and availability of raw materials, including coal, and our ability to enter into and enforce long-term fuel purchase agreements;

•	power supply contracts;

•	results of litigation;

•	results of operations;

•	internal controls and procedures;

•	capital expenditures;

•	status and condition of plants and equipment;

•	changes in technology and their effects on the competitiveness of our generation facilities;

•	work stoppages by our unionized employees; and

•	capacity purchase commitments.

Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not differ materially from expectations, and past results are not guarantees of future performance. Accordingly, you should not place undue reliance on such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following:

•	the results of regulatory proceedings, including proceedings related to rates;

•	plant performance and unplanned outages;

•	volatility and changes in the price and demand for energy and capacity and changes in the value of financial transmission rights;

•	volatility and changes in the price of coal, natural gas and other energy-related commodities and our ability to enter into and enforce long term fuel purchase agreements;

•	changes in the weather and other natural phenomena;

•	changes in industry capacity, development and other activities by our competitors;

•

changes in market rules, including changes to the participant rules and tariffs of PJM Interconnection, L.L.C. (“PJM”), which is the regional transmission organization that maintains functional control over our transmissions systems and which also operates a wholesale competitive power market;

•	defaults by other PJM market participants;

•	the loss of any significant customers or suppliers;

•	changes in both customer usage and customer switching behavior and their resulting effects on existing and future load requirements;

•	dependence on other electric transmission and gas transportation systems and their constraints on availability;

•	environmental regulations;

•	changes in other laws and regulations applicable to us, our markets or our activities;

•	changes in the underlying inputs and assumptions, including market conditions, used to estimate the fair values of commodity contracts;

•	complications or other factors that make it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis;

•	changes in access to capital markets, the availability of credit and actions of rating agencies;

•	inflationary or deflationary trends and interest rate trends;

•	the effect of accounting pronouncements issued periodically by accounting standard-setting bodies;

•	any failure to consummate, or delay in the consummation of, any contemplated asset sale or other significant transaction;

•	general economic and business conditions, including the effects of the current recession; and

•	other risks, including the effects of global instability, terrorism and war.

For additional information on some of the factors that could cause actual results to differ materially from those in forward-looking statements, see the section entitled “Risk Factors” in this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

Period ended March 31, 2009	Years ended December 31,
	2008	2007	2006	2005	2004
4.18x	3.07x	3.99x	2.70x	1.30x	1.49x

The ratios include all earnings from continuing operations and fixed charges of Allegheny Energy. Earnings have been calculated by adding to income from continuing operations the following: income tax expense; minority interest in income (loss) of subsidiaries; preferred dividends of a subsidiary; amortization of capitalized interest; and loss (income) from unconsolidated equity investees; and have been decreased by capitalized interest and the amount of pre-tax earnings required to pay the dividends on outstanding preference securities. Fixed charges consist of interest expensed and capitalized, the estimated interest component of rental expense and the amount of pre-tax earnings required to pay the dividends on outstanding preference securities.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, which may include, but are not limited to, repayment or refinancing of debt, working capital, capital expenditures, purchases under stock repurchase programs and funding of acquisitions. Unless otherwise indicated in an applicable prospectus supplement, the trusts will use all proceeds from the sale of trust preferred securities to purchase our debt securities. Net proceeds may be temporarily invested prior to use. We will include a more detailed description of the use of proceeds from the sale of securities in an applicable prospectus supplement. We will not receive any of the proceeds from the sale of our securities by our security holders.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time under this prospectus. The particular terms of the debt securities offered under this prospectus and the extent, if any, to which the general provisions described below may apply will be described in the applicable prospectus supplement or in an Exchange Act report. Although our securities include securities denominated in U.S. dollars, we may choose to issue securities in any other currency, including the euro.

The debt securities will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under a senior indenture between us and a trustee. We will issue the subordinated debt securities under a subordinated indenture between us and the same or another trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the indentures, and each of the trustee under the senior indenture and the trustee under the subordinated indenture are referred to in this prospectus as the trustee. Any debt securities issued by us may be guaranteed by one or more of our subsidiaries.

The following description is only a summary of the material provisions of the indentures. We urge you to read the appropriate indenture because it, and not this description, defines your rights as holders of the applicable debt securities. See the information under the heading “Where You Can Find More Information” for information on how to obtain a copy of the appropriate indenture. The following description also is subject to and qualified by reference to the description of the particular terms of the debt securities and the relevant indenture described in the related prospectus supplement, including definitions used in the relevant indenture. The particular terms of the debt securities that we may offer under this prospectus and the relevant indenture may vary from the terms described below.

General

The senior debt securities will be unsubordinated obligations, will rank equally with all other unsubordinated debt obligations of ours and, unless otherwise indicated in the related prospectus supplement or in an Exchange Act report, will be unsecured. The subordinated debt securities will be subordinate in right of payment to any senior debt securities. A description of the subordinated debt securities is provided below under “—Subordinated Debt Securities.” The specific terms of any debt securities will be provided in the related prospectus supplement or in an Exchange Act report. For a complete understanding of the provisions pertaining to the debt securities, you should refer to the relevant form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. Unless we elect or are required to secure the debt securities, the debt securities will be effectively subordinated to any of our existing and future secured debt to the extent of the assets securing that debt.

Our primary sources of payment for our payment obligations under the debt securities will be revenues from our operations and investments and cash distributions from our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation whatsoever to pay any amounts due on debt securities issued by us or to make funds available to us. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. The indentures do not restrict our subsidiaries from entering into agreements that prohibit or limit their ability to pay dividends or make other payments or advances to us.

To the extent that we must rely on cash from our subsidiaries to pay amounts due on the debt securities, the debt securities will be effectively subordinated to all our subsidiaries’ liabilities. This means that our subsidiaries may be required to pay all of their creditors in full before their assets are available to us. Even if we are recognized as a creditor of our subsidiaries, our claims would be effectively subordinated to any security interests in their assets and also could be subordinated to some or all other claims on their assets and earnings.

In addition to the debt securities that we may offer pursuant to this prospectus, we may issue other debt securities in public or private offerings from time to time. These other debt securities may be issued under other indentures or documentation that are not described in this prospectus, and those debt securities may contain provisions materially different from the provisions applicable to one or more issues of debt securities offered pursuant to this prospectus.

Terms

The indentures will not limit the principal amount of debt, including unsecured debt, or other securities that we or our subsidiaries may issue.

We may issue notes or bonds in traditional paper form, or we may issue a global security. The debt securities of any series may be issued in definitive form or, if provided in the related prospectus supplement or in an Exchange Act report, may be represented in whole or in part by a global security or securities, registered in the name of a depositary designated by us. Each debt security represented by a global security is referred to as a “book-entry security.”

Debt securities may be issued from time to time pursuant to this prospectus and will be offered on terms determined by market conditions at the time of sale. Debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate that is below market rates. Unless otherwise provided in the related prospectus supplement or in an Exchange Act report, debt securities denominated in U.S. dollars will be issued in denominations of $1,000 and integral multiples thereof.

Please refer to the related prospectus supplement or Exchange Act report for the specific terms of the debt securities offered, including the following:

•	designation of an aggregate principal amount, purchase price and denomination;

•	date of maturity;

•	if other than U.S. currency, the currency in which the debt securities may be purchased and the currency in which principal, premium, if any, and interest will be paid;

•	the interest rate or rates and the method of calculating interest (unless we specify a different method, interest will be calculated based on a 360-day year consisting of 12 30-day months);

•

the date or dates from which the interest will accrue, the payment dates on which any premium and interest will be payable or the manner of determination of the payment dates and the record dates for the determination of holders to whom interest is payable;

•	the place or places where principal, any premium and interest will be payable;

•	any redemption or sinking fund provisions or other repayment or repurchase obligations;

•	any index used to determine the amount of payment of principal of and any premium and interest on the debt securities;

•	the application, if any, of defeasance provisions to the debt securities;

•	if other than the entire principal amount, the portion of the debt securities that would be payable upon acceleration of the maturity thereof;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities, and in such case, the depositary for the global securities;

•

whether the debt securities may be converted into or exercised or exchanged for our common stock, warrants, purchase contracts, purchase units or other securities and the terms of such conversion, exercise or exchange, if any;

•	whether the debt securities will be guaranteed by one or more of our subsidiaries and, if so, the identity of the guarantors;

•	any covenants applicable to the debt securities being offered;

•	any events of default applicable to the debt securities being offered;

•	any changes to the events of default described in this prospectus;

•	the terms of subordination, if applicable; and

•	any other specific material terms, including any additions to the terms described in this prospectus and any terms that may be required by or advisable under applicable law.

Except with respect to book-entry securities, debt securities may be presented for exchange or registration of transfer, in the manner, at the places and subject to the restrictions set forth in the debt securities and the related prospectus supplement or Exchange Act report. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indentures.

Merger, Consolidation or Sale of Assets

Allegheny Energy will not, in a single transaction or through a series of related transactions, consolidate or merge with or into any other person, or, directly or indirectly, sell or convey all or substantially all of its properties and assets to another person or group of affiliated persons, except that Allegheny Energy may consolidate or merge with, or sell or convey substantially all of its assets to another person if (i) Allegheny Energy is the continuing person or the successor person (if other than Allegheny Energy) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such person expressly assumes all obligations of Allegheny Energy under the indenture, including payment of the principal and interest on the debt securities, and the performance and observance of all of the covenants and conditions of the indenture to be performed by Allegheny Energy and (ii) there is no default under the indenture. Upon such a succession, Allegheny Energy will be relieved from any further obligations under the indenture.

Events of Default

Except as otherwise set forth in the applicable prospectus supplement or in an Exchange Act report, an event of default shall occur with respect to any series of debt securities when:

•	we default in paying principal of or premium, if any, on any of the debt securities of such series when due;

•	we default in paying interest on the debt securities of such series when due and such default continues for 30 days;

•	we default in making deposits into any sinking fund payment with respect to any debt securities of such series when due and such default continues for 30 days;

•

we fail to perform any other covenant or warranty in the debt securities of such series or in the applicable indenture, and such failure continues for a period of 90 days after notice of such failure as provided in that indenture;

•	certain events of bankruptcy, insolvency, or reorganization involving us occur; or

•	any other event of default specified in the applicable prospectus supplement or in an Exchange Act report occurs with respect to debt securities of that series.

We will be required annually to deliver to the trustee officers’ certificates stating whether or not the officers signing such certificates have any knowledge of any default in the performance by us of our obligations under the applicable indenture.

If an event of default shall occur and be continuing with respect to any series (other than an event of default described in the fifth bullet point of the first paragraph above under “—Events of Default”), the trustee or the holders of a majority in principal amount of the debt securities of such series then outstanding (or, if any securities of that series are original issue discount securities, the portion of the principal amount of such securities as may be specified by the terms thereof) may declare the debt securities of such series to be immediately due and payable. If an event of default described in the fifth bullet point of the first paragraph above under “—Events of Default” occurs with respect to any series of debt securities, the principal amount of all debt securities of that series (or, if any securities of that series are original issue discount securities, the portion of the principal amount of such securities as may be specified by the terms thereof) will automatically become due and payable without any declaration by the trustee or the holders. The trustee is required to give holders of the debt securities of any series written notice of a default with respect to such series as and to the extent provided by the Trust Indenture Act. As used in this paragraph, a “default” means an event described in the first paragraph under “—Events of Default” without including any applicable grace period.

If at any time after the debt securities of such series have been declared due and payable, and before any judgment or decree for the moneys due has been obtained or entered, we pay or deposit with the trustee amounts sufficient to pay all matured installments of interest upon the debt securities of such series and the principal of all debt securities of such series which shall have become due, otherwise than by acceleration, together with interest on such principal and, to the extent legally enforceable, on such overdue installments of interest and all other amounts due under the applicable indenture shall have been paid, and any and all defaults with respect to such series under that indenture shall have been remedied, then the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding, by written notice to us and the trustee, may rescind and annul the declaration that the debt securities of such series are due and payable.

In addition, the holders of a majority in aggregate principal amount of the debt securities of such series may waive any past default and its consequences with respect to such series, except a default in the payment of the principal of or any premium or interest on any debt securities of such series or a default in the performance of a covenant that cannot be modified under the applicable indenture without the consent of the holder of each affected debt security.

The trustee is under no obligation to exercise any of the rights or powers under the indentures at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee and certain limitations contained in the indentures, the holders of a majority in aggregate principal amount of the debt securities of each series at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

No holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture, for the appointment of a receiver or trustee or for any other remedy under the indenture unless:

•	The holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series; and

•

The holders of a majority in principal amount of the outstanding debt securities of that series have made a written request to the trustee, and offered indemnity satisfactory to the trustee, to institute proceedings as trustee, the trustee has failed to institute the proceedings within 60 days after its receipt of such notice and the trustee has not received from the holders of a majority in principal amount of the debt securities of that series a direction inconsistent with that request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to the provisions of the applicable indenture regarding the payment of default interest, interest on that debt security on the due dates expressed in that security and to institute suit for the enforcement of payment.

Modification of the Indentures

Each indenture will contain provisions permitting us and the trustee to modify that indenture or enter into or modify any supplemental indenture without the consent of the holders of the debt securities for any of the following purposes:

•	to evidence the succession of another corporation to us in accordance with “—Merger, Consolidation or Sale of Assets”;

•	to add to our covenants further covenants for the benefit or protection of the holders of any or all series of debt securities or to surrender any right or power conferred upon us by that indenture;

•	to add any additional events of default with respect to all or any series of debt securities;

•

to add to or change any of the provisions of that indenture to facilitate the issuance of debt securities in bearer form with or without coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•

to add to, change or eliminate any of the provisions of that indenture in respect of one or more series of debt securities thereunder, under certain conditions designed to protect the rights of any existing holder of those debt securities;

•	to secure all or any series of debt securities;

•	to establish the forms or terms of the debt securities of any series;

•

to evidence the appointment of a successor trustee and to add to or change provisions of that indenture necessary to provide for or facilitate the administration of the trusts under that indenture by more than one trustee; and

•

to cure any ambiguity, to correct or supplement any provision of that indenture which may be defective or inconsistent with another provision of that indenture or to change any other provisions with respect to matters or questions arising under that indenture, provided that any such action shall not adversely affect the interests of the holders of any series of debt securities.

We and the trustee may otherwise modify each indenture or any supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of debt securities affected thereby at the time outstanding, except that no such modifications shall, without the consent of the holder of each debt security affected thereby:

•

change the fixed maturity of any debt securities or any installment of principal, interest or premium on any debt securities, or reduce the principal amount thereof or reduce the rate of interest or premium payable upon redemption, or reduce the amount of principal of an original issue discount debt security or any other debt security that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which the debt securities are payable or impair the right to institute suit for the enforcement of any payment after the stated maturity thereof or the redemption date, if applicable, or adversely affect any right of the holder of any debt security to require us to repay or repurchase that security;

•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any waiver or supplemental indenture;

•

modify the provisions of that indenture relating to the waiver of past defaults or the waiver or certain covenants or the provisions described above, except to increase any percentage set forth in those provisions or to provide that other provisions of that indenture may not be modified without the consent of the holder of each debt security affected thereby;

•	change any obligation of ours to maintain an office or agency;

•	change any obligation of ours to pay additional amounts; or

•	reduce or postpone any sinking fund or similar provision.

With respect to any vote of holders of a series of debt securities, we generally will be entitled to set any date as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture.

Satisfaction and Discharge, Defeasance and Covenant Defeasance

Except as otherwise specified in the applicable prospectus supplement or in an Exchange Act report, each indenture shall be satisfied and discharged if (i) we shall deliver to the trustee all debt securities then outstanding for cancellation or (ii) all debt securities not delivered to the trustee for cancellation shall have become due and payable, are to become due and payable within one year or are to be called for redemption within one year and we shall deposit an amount sufficient to pay the principal, premium, if any, and interest to the date of maturity, redemption or deposit (in the case of debt securities that have become due and payable), provided that in either case we shall have paid all other sums payable under that indenture.

Each indenture will provide, if such provision is made applicable to the debt securities of a series, that we may elect either (A) to defease and be discharged from any and all obligations with respect to any debt security of such series, or “defeasance,” or (B) to be released from our obligations with respect to such debt security under certain of the covenants and events of default under that indenture together with additional covenants that may be included for a particular series and that certain events of default shall not be events of default under that indenture with respect to such series (“covenant defeasance”), upon the deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money or certain U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt security, on the scheduled due dates.

In the case of defeasance or covenant defeasance, the holders of such debt securities will be entitled to receive payments in respect of such debt securities solely from such trust. Such a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the indentures) to the effect that the holders of the debt securities affected thereby will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the applicable indenture.

Record Dates

The indentures will provide that in certain circumstances we may establish a record date for determining the holders of outstanding debt securities of a series entitled to join in the giving of notice or the taking of other action under the applicable indenture by the holders of the debt securities of such series.

Subordinated Debt Securities

Subordinated debt securities will be subordinate, in right of payment, to all senior debt. Senior debt is defined to mean, with respect to us, the principal, premium, if any, interest, fees, charges, expenses, reimbursement obligations, guarantees and other amounts owing on the following:

•

all indebtedness of ours, whether outstanding on the date of issuance or thereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•

any indebtedness of others of the kinds described in the preceding clause for the payment of which we are responsible or liable (directly or indirectly, contingently or otherwise) as guarantor or otherwise; and

•

amendments, renewals, extensions and refundings of any indebtedness described above, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities.

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the subordinated debt indenture, in right of payment to the prior payment in full of all of our senior debt. Our obligation to make payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal and premium, if any, sinking fund or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund and interest, if any, on our senior debt has been made or duly provided for in money or money’s worth.

Notwithstanding the foregoing, unless all of our senior debt has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior debt or a person acting on their behalf, to be applied toward the payment of all our senior debt remaining unpaid until all the senior debt has been paid in full. Subject to the payment in full of all of our senior debt, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior debt.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of our subordinated debt securities.

Governing Law

The laws of the State of New York will govern each indenture and will govern the debt securities.

“Street Name” and Other Indirect Holders

Investors who hold securities in accounts at banks or brokers generally will not be recognized by us as legal holders of debt securities. This is called holding in “street name.” Instead, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in “street name,” you should check with your own institution to find out, among other things:

•	how it handles payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if applicable;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	if applicable, how it would pursue rights under your debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Our obligations, as well as the obligations of the trustee under the indentures and those of any third parties employed by us or the trustee under either of the indentures, run only to persons who are registered as holders of debt securities issued under the applicable indenture. As noted above, we will not have obligations to you if you hold in “street name” or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a “street name” customer but does not do so.

Book-Entry Securities

The following description of book-entry securities will apply to any series of debt securities issued in whole or in part in the form of one or more global securities except as otherwise described in the related prospectus supplement or in an Exchange Act report.

Book-entry securities of like tenor and having the same date will be represented by one or more global securities deposited with and registered in the name of a depositary that is a clearing agent registered under the Exchange Act. Beneficial interests in book-entry securities will be limited to institutions that have accounts with the depositary, or “participants,” or persons that may hold interests through participants.

Ownership of beneficial interests by participants will only be evidenced by, and the transfer of that ownership interest will only be effected through, records maintained by the depositary. Ownership of beneficial interests by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will only be effected through, records maintained by the participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and any premium and interest on book-entry securities represented by a global security registered in the name of or held by a depositary will be made to the depositary, as the registered owner of the global security. Neither we, the trustee nor any agent of ours or the trustee will have any responsibility or liability for any aspect of the depositary’s records or any participant’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to the beneficial ownership interests. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by the depositary’s procedures, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the sole responsibility of such participants.

A global security representing a book-entry security is exchangeable for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount registered in the name of, or is transferable in whole or in part to, a person other than the depositary for that global security, only if (a) the depositary notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice, (b) at any time the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that the depositary has ceased to be registered as a clearing agency, (c) we in our sole discretion determine that the global security is so transferable or will be exchangeable for definitive securities in registered form and, in each case, notify the trustee of our decision, subject to the procedures of the depositary, (d) an event of default with respect to the debt securities of that series has occurred and is continuing or (e) other circumstances exist that have been specified in the terms of the debt securities of that series. Any global security that is exchangeable pursuant to the preceding sentence shall be registered in the name or names of such person or persons as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security.

Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the indentures, and no global security shall be exchangeable, except for a security registered in the name of the depositary. This means each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indentures. We understand that under existing industry practices, if we request any action of holders or an owner of a beneficial interest in such global security desires to give or take any action that a holder is entitled to give or take under the indentures, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DESCRIPTION OF COMMON STOCK

We may issue, either separately or together with other securities, including as a part of purchase units, shares of our common stock. We are authorized to issue 260,000,000 shares of common stock, par value $1.25 per share. As of July 29, 2009, there were 169,532,084 shares of our common stock outstanding. In addition, as of the same date, there were 49,493 shares of our common stock issued and held in our treasury, and 26,150,289 shares of our common stock reserved for issuance under our stock-based compensation plans.

The following summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to the applicable provisions of our Charter, our Amended and Restated Bylaws and the Maryland General Corporation Law.

Dividend Rights

Holders of our common stock are entitled to receive dividends as declared by our board of directors out of legally available funds.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

Liquidation Rights

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of our common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions.

Miscellaneous

The holders of common stock are not entitled to preemptive or redemption rights. Shares of common stock are not convertible into shares of any other class of capital stock. All issued and outstanding shares of our common stock are fully paid and non-assessable. BNY Mellon Shareowner Services is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of debt securities or common stock. We may issue such warrants independently or together with other securities offered under this prospectus. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, that will be named in a prospectus supplement relating to the warrants being offered. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement for any other securities that we may offer will be filed with the SEC in connection with the offering of such warrants. The following summary of certain provisions of the warrants is not complete. You should read the applicable warrant agreement and related warrant certificate for provisions that may be important to you.

Debt Warrants

If we offer warrants for the purchase of debt securities, a prospectus supplement relating to the warrants being offered will describe the terms of the warrants, the warrant agreement and the warrant certificates, including the following:

•	the title and aggregate number of the warrants;

•	the offering price for the warrants, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants;

•	the designation and terms of any related debt securities with which the warrants are issued, and the number of warrants issued with each such debt security;

•	the date, if any, on and after which the warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the price at which such principal amount may be purchased upon such exercise;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered;

•	information with respect to any book-entry procedures;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any other terms of the warrants.

If debt securities purchasable upon exercise of the warrants are issuable in bearer form, the warrants may not be offered nor constitute an offer to U.S. persons other than to offices outside the United States of certain U.S. financial institutions. Moreover, bearer debt securities issuable upon exercise of the warrants may not be issued to U.S. persons other than to offices outside the United States of certain U.S. financial institutions.

Stock Warrants

If we offer warrants for the purchase of common stock, a prospectus supplement relating to the stock warrants being offered will describe the terms of the common stock warrants, the warrant agreement and the warrant certificates, including the following:

•	the title and aggregate number of the warrants;

•	the offering price for the warrants, if any;

•	the designation and terms of any related securities with which the warrants are issued, and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the number of shares of common stock that may be purchased upon exercise of each warrant and the price at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any other terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until the exercise of their warrants to purchase debt securities or common stock, holders of warrants will not have any rights as a holder of the debt securities or common stock, as the case may be, by virtue of such holder’s ownership of warrants.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and contracts obligating us to sell to holders, a specified number of shares of Allegheny Energy common stock or other securities at a future date or dates, which we refer to in this prospectus as “purchase contracts.” The price per security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and our debt securities or warrants, trust preferred securities of the trusts or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase units or vice versa, and such payments may be unsecured or funded on some basis.

A prospectus supplement relating to an offering of the particular purchase contracts or purchase units will describe the terms of any purchase contracts or purchase units offered under this prospectus. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts or purchase units, which will be filed with the SEC each time we issue purchase contracts or purchase units. Certain U.S. Federal income tax considerations applicable to the purchase contracts or purchase units will also be discussed in any applicable prospectus supplement.

DESCRIPTION OF TRUST PREFERRED SECURITIES

Trusts that we may form in the future may, from time to time, offer trust preferred securities under this prospectus. When the trusts offer to sell a particular series of trust preferred securities, we will describe the material terms of that series in a prospectus supplement or other offering material. Each trust’s declaration of trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. Unless otherwise stated in a prospectus supplement or other offering material, the trust preferred securities will be issued pursuant to one or more trust agreements, which we will describe in a prospectus supplement or other offering material.

Each declaration of trust will authorize the trustees of each trust to issue on behalf of the trust one series of trust preferred securities and one series of common securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the common securities of the trusts will be issued directly or indirectly to us.

The trust preferred securities will have the terms, including interest, dividends, redemption, voting, conversion, liquidation rights and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration of trust or made part of the declaration of trust by the Trust Indenture Act of 1939, as amended.

You should refer to the applicable prospectus supplement or other offering material relating to the trust preferred securities of each trust for specific terms, including, but not limited to:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•

the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

•

whether distributions on the trust preferred securities will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

•

the amount or amounts which will be paid out of the assets of the trust to the holders of the trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

•

the terms and conditions, if any, under which trust preferred securities may be converted into shares of our common stock, including the conversion price per share and the circumstances, if any, under which the conversion right will expire;

•	the terms and conditions, if any, upon which the related series of our debt securities may be distributed to the holders of the trust preferred securities;

•

the obligation, if any, of the trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which and the terms and conditions upon which the trust preferred securities will be purchased or redeemed, in whole or in part, pursuant to the obligation;

•

the voting rights, if any, of the holders of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of the trust preferred securities, as a condition to specified action or amendments to the applicable declaration of trust; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities that are consistent with the applicable declaration of trust or applicable law.

Pursuant to the applicable declaration of trust, the property trustee will own our debt securities purchased by the applicable trust for the benefit of us and the holders of the trust preferred securities. The payment of dividends out of money held by the applicable trust, and payments upon redemption of the trust preferred securities or liquidation of any trust, will be guaranteed by us to the extent described below under “Description of Trust Guarantees.”

Specific United States federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement or other offering material.

In connection with the issuance of trust preferred securities, each trust will also issue one series of common securities to us. Each declaration of trust will authorize the regular trustees of a trust to issue on behalf of the trust one series of common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights or the restrictions described in the applicable declaration of trust. Except as otherwise provided in the applicable prospectus supplement or other offering material, the terms of the common securities of the trusts will be substantially identical to the terms of the trust preferred securities issued by the trusts, and the common securities of the trusts will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the applicable declaration of trust, the rights of the holders of the common securities of the trusts to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in limited circumstances, the common securities of the trusts will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the common securities of the trusts will be directly or indirectly owned by us.

The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the property trustee.

DESCRIPTION OF TRUST GUARANTEES

Below is a summary of information concerning the trust guarantees which will be executed and delivered by us, at various times, for the benefit of the holders of the trust preferred securities. The applicable prospectus supplement or other offering material will describe any significant differences between the actual terms of the trust guarantees and the summary below. This summary does not describe all exceptions and qualifications contained in the indenture or all of the terms of the trust guarantees. You should read the trust guarantees for provisions that may be important to you. Copies of the trust guarantees will be filed with the SEC and are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the holders of the trust preferred securities of each trust, the trust guarantee payments (as defined below), except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the applicable trust to pay the required amounts to the holders.

The following payments regarding the trust preferred securities, which we refer to as the “trust guarantee payments,” to the extent not paid by the applicable trust, will be subject to the trust guarantees, without duplication:

•	any accrued and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the trust has funds legally available therefor;

•

the redemption price, including all accrued and unpaid distributions, payable out of legally available funds, regarding any trust preferred securities called for redemption by the trust, to the extent the trust has funds legally available therefor; and

•

upon a voluntary or involuntary dissolution or winding-up of the trust (other than in connection with the distribution of debt securities to the holders of the trust preferred securities or a redemption of all the trust preferred securities), the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of the payment to the extent the trust has funds available therefor; or

•	the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities in liquidation of the trust.

Amendment and Assignment

Except with respect to any changes that do not adversely affect the rights of holders of the trust preferred securities in any material respect (in which case no consent of such holders will be required), each trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities. The manner of obtaining any such approval of holders of the trust preferred securities will be as described in the applicable prospectus supplement or other offering material. All guarantees and agreements contained in each guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Trust Guarantees

Each trust guarantee will end as to the trust preferred securities issued by the applicable trust upon any of the following:

•	full payment of the redemption price of all trust preferred securities;

•	distribution of our debt securities held by the trust to the holders of the trust preferred securities; or

•	full payment of the amounts payable in accordance with the declaration upon liquidation of the trust.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Status of the Trust Guarantees

Our obligations under each trust guarantee to make the trust guarantee payments will constitute unsecured obligations of Allegheny Energy and will rank as follows:

•	subordinate and junior in right of payment to all of our other liabilities, including the debt securities, except those of our liabilities made pari passu or subordinate by their terms;

•

pari passu with the most senior preferred or preference stock, if any, hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference securities of any of our affiliates; and

•	senior to our common shares.

The terms of the trust securities will provide that each holder of trust securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable guarantee.

Each trust guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity). No trust guarantee will be discharged except by payment of the trust guarantee payments in full to the extent not paid by the applicable trust, and by complete performance of all obligations under the trust guarantee.

PLAN OF DISTRIBUTION

Allegheny Energy, the trusts and/or our security holders may sell the securities in one or more of the following ways:

•	to underwriters, whether or not part of a syndicate, for public offering and sale by them;

•	directly to purchasers in negotiated sales or in competitively bid transactions;

•	through agents;

•	through dealers; or

•	through a combination of any of the above methods of sale.

If any securities are sold pursuant to this prospectus by any person other than Allegheny Energy or the trusts, a prospectus supplement will disclose required information with respect to each selling security holder, which may include the security holder’s name, the nature of any relationship the security holder has had with Allegheny Energy or any affiliate of Allegheny Energy during the three years preceding such offering and the amount of securities of the class the security holder owns both before and after the offering.

Offers to purchase securities may be solicited directly by Allegheny Energy, the trusts and/or any selling security holder or by agents designated by Allegheny Energy, the trusts and/or any selling security holder from time to time. Any agent, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer and sale of the securities will be named, and any commissions payable by Allegheny Energy, the trusts and/or any selling security holder to that agent will be provided, in an applicable prospectus supplement. Allegheny Energy, the trusts and/or any selling security holder and their agents may sell the securities at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with Allegheny Energy, the trusts and/or any selling security holder, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Allegheny Energy, the trusts and/or any selling security holder for certain expenses. Unless otherwise described in an applicable prospectus supplement, the obligations of the underwriters to purchase offered securities will be subject to conditions, and the underwriters must purchase all of the offered securities if any are purchased.

If an underwriter or underwriters are used in the offer or sale of securities, Allegheny Energy, the trusts and/or any selling security holder will execute an underwriting agreement with the underwriters at the time of sale of the securities to the underwriters, and the names of the underwriters and the principal terms of such agreements with the underwriters will be provided in an applicable prospectus supplement.

The securities subject to the underwriting agreement may be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agent. Any initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:

•	over-allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters;

•	stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

•	covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions; and

•

penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the securities originally sold by that broker-dealer are repurchased in a covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it otherwise would be in the absence of these transactions. If these transactions occur, they may be discontinued at any time.

If indicated in an applicable prospectus supplement, Allegheny Energy and/or the trusts will authorize dealers acting as their respective agents to solicit offers by certain institutions to purchase securities from us or the trusts at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. The identity of any such agents, the terms of such delayed delivery contracts and the commissions payable by us or the trusts to these agents will be set forth in an applicable prospectus supplement.

If indicated in an applicable prospectus supplement, we may sell shares of our common stock under a newly established direct stock purchase and dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.

Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to U.S. persons, other than qualifying financial institutions, during the restricted period, as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

Except for shares of our common stock or as otherwise described in an applicable prospectus supplement, all of the securities will be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom Allegheny Energy, the trusts and/or any security holder sell securities for public offering and sale may make a market in the securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by Allegheny Energy and/or the trusts will be passed upon by K&L Gates. Certain matters relating to the formation of the trusts and the issuance of trust preferred securities under Delaware law and the amended and restated declaration of trust will be passed upon by special Delaware counsel to the trusts when formed. Any underwriters or other agents will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The 2008 consolidated financial statements and the related consolidated financial statement schedules incorporated in this Prospectus by reference from Allegheny Energy, Inc. and subsidiaries’ Annual Report on Form 10-K, and the effectiveness of Allegheny Energy, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements as of December 31, 2007 and for each of the two years in the period ended December 31, 2007 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses (other than underwriting compensation) to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered under this registration statement are:

Securities and Exchange Commission Registration Fee	$	*
Trustees’ Fees and Expenses		**
Accounting Fees and Expenses		**
Printing and Engraving expenses		**
Rating Agency Fees		**
Legal Fees and Expenses		**
Miscellaneous		**

Total	$	**

*	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act.
**	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15.	Indemnification of Directors and Officers.

Allegheny Energy, Inc.

Set forth below is a description of certain provisions of the Articles of Restatement of the Charter of Allegheny Energy, as restated September 4, 2008 and as presently in effect (the “Charter”), the Amended and Restated Bylaws of Allegheny Energy, as amended December 4, 2008 and as presently in effect (the “Bylaws”), and the Maryland General Corporation Law (the “MGCL”), as such provisions relate to the indemnification of the directors and officers of Allegheny Energy. This description is intended only as a summary and is qualified in its entirety by reference to the Articles of Restatement of the Charter and the Bylaws incorporated herein by reference and the MGCL.

Under Article XIII of the Charter, Article VIII of the Bylaws and Section 2-418 of the MGCL, directors and officers are entitled to indemnification by Allegheny Energy against liability that they may incur in their respective capacities as directors and officers under certain circumstances. Section 2-418 of the MGCL provides that a Maryland corporation may indemnify any director, officer or employee of the corporation and any person who, while a director, officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, and is made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director or officer actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director, officer or employee in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director, officer or employee shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director, officer or employee has met the applicable standard of conduct. On the other hand, the director, officer or employee must be indemnified for expenses if he or she has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which the corporation may advance expenses to, or obtain insurance or similar cover for, directors, officers or employees.

Article VIII of the Bylaws provides that Allegheny Energy shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of Allegheny Energy and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of Allegheny Energy and at the request of Allegheny Energy, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. Allegheny Energy may, with the approval of its Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for reasonable expenses to a person who served a predecessor of Allegheny Energy in any of the capacities described in (a) or (b) above and to any employee (other than a director or officer) or agent of Allegheny Energy or a predecessor of Allegheny Energy.

Allegheny Energy also maintains for the benefit of its directors and officers insurance covering certain liabilities asserted against or incurred by such persons in their capacity as, or as a result of their position as, director or officer of Allegheny Energy. This insurance may afford protection for liabilities not subject to indemnification under the Bylaws and the MGCL.

The Trusts

Each declaration of trust will provide that to the fullest extent permitted by applicable law, Allegheny Energy shall indemnify and hold harmless each of the administrative trustees of the trust, any affiliate of any such administrative trustee, any officer, director, shareholder, member, partner, employee, representative or agent of any such administrative trustee, or any employee or agent of the trust or its affiliates (each an “Indemnified Person”), from and against any loss, damage, liability, tax, penalty, and expense incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the declaration of trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage, liability, tax, penalty or expense incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions.

Each declaration of trust will also provide that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Allegheny Energy prior to the final disposition of such claim, demand, action suit or proceeding upon receipt by Allegheny Energy of any undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in the declaration of trust. Each declaration of trust will further provide that Allegheny Energy shall indemnify the (a) property trustee of the trust, (b) the Delaware trustee of the trust, (c) any affiliate of the property trustee or the Delaware trustee, and (d) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the property trustee or the Delaware trustee (each of the persons in (a) through (d) being referred to as a “Fiduciary Indemnified Person”) for, and to hold each Fiduciary Indemnified Person harmless against, any loss, liability, taxes or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration or the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any action, suit, claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Item 16.	Exhibits.

See Exhibit Index attached hereto and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of Allegheny Energy, Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(6)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Allegheny Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensburg, Pennsylvania, on the 3rd day of August, 2009.

ALLEGHENY ENERGY, INC.

By:	/s/ KIRK R. OLIVER
Name:	Kirk R. Oliver
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Allegheny Energy, Inc. does hereby constitute and appoint Kirk R. Oliver and David M. Feinberg, or either one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
(i)	Principal Executive Officer:

	/s/ PAUL J. EVANSON (Paul J. Evanson)	Chairman and President, Chief Executive Officer	August 3, 2009

(ii)	Principal Financial Officer:

	/s/ KIRK R. OLIVER (Kirk R. Oliver)	Senior Vice President and Chief Financial Officer	August 3, 2009

(iii)	Principal Accounting Officer:

	/s/ WILLIAM F. WAHL, III (William F. Wahl, III)	Vice President, Controller and Chief Accounting Officer	August 3, 2009

	Signature	Title	Date
(iv)	Directors:

	/s/ H. FURLONG BALDWIN (H. Furlong Baldwin)	Director	August 3, 2009

	/s/ ELEANOR BAUM (Eleanor Baum)	Director	August 3, 2009

	/s/ CYRUS F. FREIDHEIM, JR. (Cyrus F. Freidheim, Jr.)	Director	August 3, 2009

	/s/ JULIA L. JOHNSON (Julia L. Johnson)	Director	August 3, 2009

	/s/ TED J. KLEISNER (Ted J. Kleisner)	Director	August 3, 2009

	/s/ CHRISTOPHER D. PAPPAS (Christopher D. Pappas)	Director	August 3, 2009

	/s/ STEVEN H. RICE (Steven H. Rice)	Director	August 3, 2009

	/s/ GUNNAR E. SARSTEN (Gunnar E. Sarsten)	Director	August 3, 2009

	/s/ MICHAEL H. SUTTON (Michael H. Sutton)	Director	August 3, 2009

EXHIBIT INDEX

Exhibit No.	Description
*1.1	Form of Underwriting Agreement.

*1.2	Form of Distribution Agreement.

4.1	Articles of Restatement of the Charter of Allegheny Energy, Inc., dated September 4, 2008 (incorporated by reference to Exhibit 3.1 to Allegheny Energy, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, dated November 6, 2008, File No. 1-267).

4.2	Amended and Restated Bylaws of Allegheny Energy, Inc., dated December 4, 2008 (incorporated by reference to Exhibit 3.1 to Allegheny Energy, Inc.’s Current Report on Form 8-K, dated December 10, 2008, File No. 1-267).

4.3	Indenture between Allegheny Energy, Inc. and Banc One Trust Company, N.A., as Trustee, dated July 26, 2000 (incorporated by reference to Exhibit 4.1 to Allegheny Energy, Inc.’s Current Report on Form 8-K, dated August 17, 2000, File No. 1-267).

4.4	Indenture between Allegheny Energy, Inc. and Wilmington Trust Company, as Trustee, dated July 24, 2003 (incorporated by reference to Exhibit 4.2 to Allegheny Energy, Inc.’s Current Report on Form 8-K, dated August 1, 2003, File No. 1-267).

4.5	Supplemental Indenture between Allegheny Energy, Inc. and Wilmington Trust Company, as Trustee, dated April 22, 2005 (incorporated by reference to Exhibit 4.2 to Allegheny Energy, Inc.’s Current Report on Form 8-K, dated April 26, 2005, File No. 1-267).

**4.6	Form of Senior Debt Indenture.

**4.7	Form of Subordinated Debt Indenture.

4.8	Form of Senior Debt Security (included in Exhibit 4.6).

4.9	Form of Subordinated Debt Security (included in Exhibit 4.7).

*4.10	Form of Warrant Agreement.

*4.11	Form of Warrant Certificate.

*4.12	Form of Purchase Contract Agreement.

*4.13	Form of Purchase Contract Security.

*4.14	Form of Purchase Unit Agreement.

*4.15	Form of Purchase Unit Certificate.

*4.16	Certificate of Trust.

*4.17	Declaration of Trust.

4.18	Form of Trust Preferred Security (included in Exhibit 4.17).

4.19	Form of Trust Common Security (included in Exhibit 4.17).

*4.20	Form of Trust Preferred Securities Guarantee Agreement.

*4.21	Form of Common Stock Certificate of Allegheny Energy, Inc.

**5.1	Opinion of K&L Gates LLP.

*5.2	Opinion of Special Counsel for the Trusts.

**12.1	Computation of Ratios of Earnings to Fixed Charges.

Exhibit No.	Description
**23.1	Consent of Deloitte & Touche LLP.

**23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of K&L Gates LLP (included in Exhibit 5.1).

23.4	Consent of Special Counsel for the Trusts (included in Exhibit 5.2).

24.1	Powers of Attorney (included on signature page).

**25.1	Form T-1 Statement of Eligibility of Senior Debt Indenture Trustee.

**25.2	Form T-1 Statement of Eligibility of Subordinated Debt Indenture Trustee.

*25.3	Form T-1 Statement of Eligibility of Trustee under the Declaration of Trust.

*25.4	Form T-1 Statement of Eligibility of Guarantee Trustee.

*	To be filed either by amendment to this Registration Statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.